Lake Shore Bancorp, Inc. Announces Results of Special Meetings of

Stockholders and Members

DUNKIRK, N.Y. — July 1, 2025 — Lake Shore Bancorp, Inc. (“Lake Shore Federal Bancorp”) (NASDAQ: LSBK), the holding company for Lake Shore Savings Bank (the “Bank”), announced today that at special meetings held on July 1, 2025, the stockholders of Lake Shore Federal Bancorp and the members of Lake Shore, MHC (depositors of the Bank) approved the Amended and Restated Plan of Conversion and Reorganization in connection with Lake Shore, MHC’s previously announced plan to convert from the mutual holding company to the fully public stock holding company form of organization and the Bank’s conversion from a federal savings bank to a New York chartered commercial bank.

The closing of the conversion and the stock offering of Lake Shore Bancorp, Inc. remains subject to receipt of final regulatory approvals and customary closing conditions.

This press release is neither an offer to sell nor a solicitation of an offer to buy common stock. The offer is made only by the prospectus when accompanied by a stock order form. The shares of common stock to be offered for sale by Lake Shore Bancorp, Inc. are not savings accounts or savings deposits and are not insured by the Federal Deposit Insurance Corporation or by any other government agency.

About Lake Shore

Lake Shore Federal Bancorp is the mid-tier holding company of Lake Shore Savings Bank, a federally chartered, community-oriented financial institution headquartered in Dunkirk, New York. The Bank has ten full-service branch locations in Western New York, including four in Chautauqua County and six in Erie County. The Bank offers a broad range of retail and commercial lending and deposit services. Lake Shore Federal Bancorp’s common stock is traded on the NASDAQ Global Market as “LSBK”. Additional information about Lake Shore Federal Bancorp is available at www.lakeshoresavings.com.

Safe-Harbor

This release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, that are based on current expectations, estimates and projections about Lake Shore Federal Bancorp’s, Lake Shore Bancorp, Inc.’s (collectively, the “Company”) and the Bank’s industry, and management’s beliefs and assumptions. Words such as anticipates, expects, intends, plans, believes, estimates and variations of such words and expressions are intended to identify forward-looking statements. Such statements reflect management’s current views of future events and operations. These forward-looking statements are based on information currently available to the Company as of the date of this release. It is important to note that these forward-looking statements are not guarantees of future performance and involve and are subject to significant risks, contingencies, and uncertainties, many of which are difficult to predict and are generally beyond our control including, but not limited to, that the proposed transaction may not be timely completed, if at all, that required final regulatory approvals are not timely received, if at all, or that other customary closing conditions are not satisfied in a timely manner, if at all, data loss or other security breaches, including a breach of our operational or security systems, policies or procedures, including cyber-attacks on us or on our third party vendors or service providers, economic conditions, the effect of changes in monetary and fiscal policy, inflation, tariffs, unanticipated changes in our liquidity position, climate change, geopolitical conflicts, public health issues, increased unemployment, deterioration in the credit quality of the loan portfolio and/or the value of the collateral securing repayment of loans, reduction in the value of investment securities, the cost and ability to attract and retain key employees, regulatory or legal developments, tax policy changes, dividend policy changes and our ability to implement and execute our business plan and strategy and expand our operations. These factors should be considered in evaluating forward looking statements and undue reliance should not be placed on such statements, as our financial performance could differ materially due to various risks or uncertainties. We do not undertake to publicly update or revise our forward-looking statements if future changes make it clear that any projected results expressed or implied therein will not be realized.

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Source: Lake Shore Bancorp, Inc.

Category: Financial

Investor Relations/Media Contact

Kim C. Liddell

President, CEO, and Director

Lake Shore Bancorp, Inc.

31 East Fourth Street

Dunkirk, New York 14048

(716) 366-4070 ext. 1012